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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF YAHOO! INC.
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NAME                                                      JURISDICTION OF INCORPORATION
--------------------------------------------------------  --------------------------------------------------------
Four11 Corporation                                        California
Yahoo! UK Limited                                         United Kingdom
Yahoo! UK Holdings Limited                                United Kingdom
Yahoo! France Sarl                                        France
Yahoo! (Deutschland) GmbH                                 Germany
Yahoo! Pte Ltd                                            Singapore
NetControls, Inc.                                         Washington
Yahoo! Danmark ApS                                        Denmark
Yahoo! Norway AS                                          Norway
Yet Another Hierarchical Officious Oracle (Stockholm) AB  Sweden
Yahoo! Korea Corporation                                  Korea
Yahoo! International Branch Holdings, Inc.                California
Yahoo! International Subsidiary Holdings, Inc.            California
Yahoo Media SL                                            Spain
Viaweb, Inc.                                              Delaware
Webcal Corporation                                        Delaware
Yoyodyne Entertainment, Inc.                              Delaware
Indigo Acquisition Corporation                            California

BRANCHES OF YAHOO! INC.

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NAME                                                      JURISDICTION OF REGISTRATION
--------------------------------------------------------  --------------------------------------------------------
Yahoo! Australia & New Zealand                            Australia
Yahoo! Information Company                                Taiwan
Yahoo! Hong Kong                                          Hong Kong
Yahoo! Italy                                              Italy
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